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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


        We consent to the incorporation by reference of our report dated October 1, 1999, except for Note 1 as to which the date is July 19, 2000, with respect to the consolidated financial statements of IDT Corporation included in this Annual Report (Form 10-K/A) for the year ended July 31, 1999, in each of the following:

        .  Registration Statement No. 333-61565 on Form S-3;
        .  Registration Statement No. 333-71991 on Form S-3;
        .  Registration Statement No. 333-73167 on Form S-8;
        . Registration Statement No. 333-80133 on Form S-3; and . Registration Statement No. 333-77395 on Form S-3.

                                                       ERNST & YOUNG LLP


New York, New York
August 11, 2000